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[LOGO]                                                              EXHIBIT 99.1

                                      NEWS

FOR IMMEDIATE RELEASE: Monday, February 11, 2002

CONTACT: Randall Fagundo, CEO and President
         American Coin Merchandising, Inc.
         (303) 444-2559

         John Cash, Senior Vice President/CFO
         American Coin Merchandising, Inc.
         (303) 444-2559

                           AMERICAN COIN MERCHANDISING
                        ACQUIRED FOR $8.50 CASH PER SHARE

BOULDER, CO--American Coin Merchandising, Inc., "ACMI," (NASDAQ: AMCN) announced today that it has been acquired by ACMI Holdings, Inc., a newly-formed corporation organized by two investment firms, Wellspring Capital Management LLC and Knightsbridge Holdings, LLC. The transaction was approved at a stockholders meeting held on February 5, 2002.

Stockholders will receive $8.50 in cash for each outstanding share of the Company's common stock. The total value of the transaction is approximately $126 million.

Randall J. Fagundo, President and Chief Executive Officer of American Coin said, "This transaction is an important step in the evolution of American Coin. Partnering with Wellspring will provide us with the resources and support that we need to build upon our leadership position in the amusement vending industry. The enthusiasm level is very high both within our company and our customer base." William F. Dawson, Jr. of Wellspring stated, "We are thrilled to close this transaction despite a challenging financing environment and are looking forward to working closely with Randy Fagundo and his team. This is a strong company that represents an excellent fit with Wellspring and its investment strategy."

American Coin's common stock will no longer be traded on the Nasdaq SmallCap Stock Market. The Company's trust preferred securities will remain outstanding and will continue to trade on the American Stock Exchange under the symbol ACM-A.

ABOUT AMERICAN COIN MERCHANDISING, INC.

American Coin Merchandising, Inc., headquartered in Boulder, Colorado, and its franchisees own and operate more than 26,000 coin-operated amusement vending machines throughout the United States. Over 14,000 of these machines dispense plush toys, watches, jewelry, novelties and other items. The Company's distinctive amusement vending machines are placed in supermarkets, mass merchandisers, bowling centers, bingo halls, bars, restaurants, warehouse clubs and similar locations.

ABOUT WELLSPRING

Wellspring Capital Management LLC manages a private investment partnership focused on acquiring or investing in companies that are well positioned to capitalize on change. By contributing innovative operating strategies, financial expertise and capital, Wellspring has demonstrated the ability to create substantial value for its investors. The partnership's capital is provided by investors who are among the
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largest and most respected public and private pension funds, corporations and financial institutions in the U.S. and Canada, as well as from the principals of Wellspring.

ABOUT KNIGHTSBRIDGE

Knightsbridge Holdings, LLC is a private investment firm specializing in leveraged acquisitions and private equity investments.

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements that involve risks and uncertainties. Future events may differ materially from those discussed herein, due to a number of factors, including uncertainties related to the Company's performance, and growth and management of growth and the effects of the merger. Additional factors that may impact the matters discussed herein are more fully discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, under the headings "Risk Factors-Shoppe Performance," "Risk Factors-Growth and Management of Growth," and "Risk Factors-Trade Relations and Dependence on Major Accounts." In addition, the Company's results could also be affected by a number of other risks and uncertainties which are more fully discussed under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.